Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended April 30, 2024

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$70,333,910
Realized Gain (Loss) on Swap Contracts	(1,902,729)
Unrealized Gain (Loss) on Market Value of Commodity Futures	(78,863,010)
Unrealized gain (loss) on Fair Value of Swap Contracts	(126)
Dividend Income	1,387,451
Interest Income	4,030,604
ETF Transaction Fees	39,000
Total Income (Loss)	$(4,974,900)

Expenses
General Partner Management Fees	$510,204
Professional Fees	239,823
Brokerage Commissions	122,618
Directors' Fees and insurance	33,610
License fees	17,008
Total Expenses	$923,263
Net Income (Loss)	$(5,898,163)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 4/1/24	$1,422,594,017
Additions (11,400,000 Shares)	912,749,364
Withdrawals ((12,500,000) Shares)	(997,170,520)
Net Income (Loss)	(5,898,163)

Net Asset Value End of Month	$1,332,274,698
Net Asset Value Per Share (16,923,603 Shares)	$78.72

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2024 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596